Exhibit 99.1

Press Release

May 15, 2017

FOR IMMEDIATE RELEASE:

COMSTOCK HOLDING COMPANIES REPORTS FIRST QUARTER 2017 RESULTS

•	Net Income attributable to common stockholders improved to $0.3 million, or $0.08 per diluted share.

•	Total Revenue Increased 5.8% to $10.3 million.

•	Homebuilding Revenue Increased 5.7% to $10.1 million from 25 Home Deliveries.

•	Backlog at March 31, 2017 expanded 47.1% to $23.9 million on 44 Units and has continued to expand in the current period.

Washington, DC/Reston, VA – Comstock Holding Companies, Inc., (NASDAQ: CHCI), announced results for the first quarter ended March 31, 2017:

Highlights of First Quarter 2017, as compared to First Quarter 2016:

•	Net income attributable to common stockholders of $0.3 million, or $0.08 per diluted share, compared to net loss attributable to common stockholders of $(1.8) million, or $(0.55) per diluted share;

•	Total revenue of $10.3 million, including $10.1 million from 25 home deliveries, as compared to $9.7 million, including $9.5 million from 22 home deliveries;

•	Backlog of $23.9 million on 44 units, compared to $16.3 million on 38 units;

•	G&A expense of $1.2 million, as compared to $1.5 million;

•	Controlled and open community counts of 15 and 12, respectively, as compared to 17 and 10.

•	The Series B Preferred Stock was exchanged for Series C Preferred Stock, reducing the Company’s cost of capital.

Chairman and CEO, Christopher Clemente commented, “Comstock’s First Quarter 2017 results demonstrate our continued focus and successes in reducing fixed operating expenses and costs of capital while improving bottom line results. Traffic at our projects has improved in quantity and quality this year, generating increases in revenue and backlog, providing visibility to increasing future revenue. Improving market fundamentals and our expanding pipeline gives me reason to be optimistic about our ability to generate improved results during 2017 and beyond.”

COMSTOCK COMMUNITIES NOW OPEN

Comstock currently has 12 communities open for sale in Virginia, Maryland, and Washington, D.C., including townhomes, condominiums, single-family homes and villas priced from the high $200s to the $900s. For further details on the open communities, see the attached Pipeline Report as of March 31, 2017 and the Form 10-Q filed by the company on May 15, 2017.

COMSTOCK COMMUNITIES COMING SOON

In addition to the 12 communities already open, Comstock has three communities in various stages of planning and development. The communities, located in Maryland and Virginia, include townhomes and single-family homes to be priced from the lower $300s. For further details on the communities in planning, see the attached Pipeline Report as of March 31, 2017 and the Form 10-Q filed by the company on May 15, 2017.

About Comstock Holding Companies, Inc.

Comstock is a homebuilding and multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC. Our track record of developing numerous successful new home communities and nearly 6,000 homes, together with our substantial experience in building a diverse range of products including apartments, single-family homes, townhomes, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments has positioned Comstock as a leading developer and homebuilder in the Washington, D.C. metropolitan area. Comstock is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock or its new home communities, please visit www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Some factors which may affect the accuracy of the forward-looking statements apply generally to the real estate industry, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include, without limitation: completion of Comstock’s financial accounting and review procedures; general economic and market conditions, including interest rate levels; our ability to service our debt; inherent risks in investment in real estate; our ability to compete in the markets in which we operate; economic risks in the markets in which we operate, including actions related to government spending; delays in governmental approvals and/or land development activity at our projects; regulatory actions; fluctuations in operating results; our anticipated growth strategies; shortages and increased costs of labor or building materials; the availability and cost of land in desirable areas; adverse weather conditions or natural disasters; our ability to raise debt and equity capital and grow our operations on a profitable basis; and our continuing relationships with affiliates. Additional information concerning these and other important risk and uncertainties can be found under the heading “Risk Factors” in our Annual Report on Form 10-K, as filed with the Securities and Exchange

Commission, for the fiscal year ended December 31, 2016. Our actual results could differ materially from these projected or suggested by the forward-looking statements. Comstock claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements contained herein. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company:

Comstock Holding Companies, Inc.

Christopher Conover, 703-230-1985

Chief Financial Officer

or

Investor Relations:

LHA

Jody Burfening / Harriet Fried, 212-838-3777

hfried@lhai.com

Source: Comstock Holding Companies, Inc.

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and cash equivalents	$3,702	$5,761
Restricted cash	1,519	1,238
Trade receivables	144	613
Real estate inventories	49,438	49,842
Fixed assets, net	219	255
Other assets, net	1,374	2,112

TOTAL ASSETS	$56,396	$59,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$6,935	$7,721
Notes payable – secured by real estate inventories, net of deferred financing charges	26,665	26,927
Notes payable – due to affiliates, unsecured, net of discount and deferred financing charges	15,944	15,866
Notes payable – unsecured, net of deferred financing charges	959	911
Income taxes payable	19	19

TOTAL LIABILITIES	50,522	51,444

Commitments and contingencies (Note 8)
STOCKHOLDERS’ EQUITY (DEFICIT)
Series C preferred stock $0.01 par value, 3,000,000 shares authorized, 772,210 and 0 shares issued and liquidation preference of $3,861 and $0 at March 31, 2017 and December 31, 2016, respectively	$588	$—
Series B preferred stock $0.01 par value, 3,000,000 shares authorized, 0 and 841,848 shares issued and liquidation preference of $0 and $4,209 at March 31, 2017 and December 31, 2016, respectively	—	1,280
Class A common stock, $0.01 par value, 11,038,071 shares authorized, 3,050,746 and 3,035,922 issued, and outstanding, respectively	30	30
Class B common stock, $0.01 par value, 390,500 shares authorized, issued, and outstanding	4	4
Additional paid-in capital	177,012	176,251
Treasury stock, at cost (85,570 shares Class A common stock)	(2,662)	(2,662)
Accumulated deficit	(185,425)	(184,778)

TOTAL COMSTOCK HOLDING COMPANIES, INC. DEFICIT	(10,453)	(9,875)
Non-controlling interests	16,327	18,252

TOTAL EQUITY	5,874	8,377

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,396	$59,821

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues
Revenue – homebuilding	$10,064	$9,523
Revenue – other	204	183

Total revenue	10,268	9,706

Expenses
Cost of sales – homebuilding	9,101	8,645
Cost of sales – other	224	91
Sales and marketing	381	483
General and administrative	1,246	1,542
Interest and real estate tax expense	—	216

Operating loss	(684)	(1,271)
Other income, net	20	8

Loss before income tax expense	(664)	(1,263)
Income tax expense	—	(25)

Net loss	(664)	(1,288)
Net (loss) income attributable to non-controlling interests	(17)	436

Net loss attributable to Comstock Holding Companies, Inc.	(647)	(1,724)
Paid-in-kind dividends on Series B Preferred Stock	78	86
Extinguishment of Series B Preferred Stock	(1,011)	—

Net income (loss) attributable to common stockholders	$286	$(1,810)

Basic net income (loss) per share	$0.09	$(0.55)
Diluted net income (loss) per share	$0.08	$(0.55)

Basic weighted average shares outstanding	3,343	3,304
Diluted weighted average shares outstanding	3,373	3,304

	Pipeline Report as of March 31, 2017
Project	State	Product Type (1)	Estimated Units at Completion	Units Settled	Backlog (8)	Units Owned Unsold	Units Under Control (2)	Total Units Owned, Unsettled and Under Control	Average New Order Revenue Per Unit to Date
City Homes at the Hampshires	DC	SF	38	38	—	—	—	—	$747
Townes at the Hampshires (3)	DC	TH	73	73	—	—	—	—	$551
Estates at Falls Grove	VA	SF	19	18	—	1	—	1	$543
Townes at Falls Grove	VA	TH	110	92	9	9	—	18	$303
Townes at Shady Grove Metro	MD	TH	36	27	—	9	—	9	$583
Townes at Shady Grove Metro (4)	MD	SF	3	3	—	—	—	—	$—
Momentum | Shady Grove Metro (5)	MD	Condo	110	—	—	110	—	110	$—
Estates at Emerald Farms	MD	SF	84	82	2	—	—	2	$426
Townes at Maxwell Square	MD	TH	45	45	—	—	—	—	$421
Townes at Hallcrest	VA	TH	42	42	—	—	—	—	$465
Estates at Leeland	VA	SF	24	6	6	12	—	18	$446
Villas | Preserve at Two Rivers 28’	MD	TH	6	5	1	—	—	1	$458
Villas | Preserve at Two Rivers 32’	MD	TH	10	9	1	—	—	1	$504
Marrwood East (7)	VA	SF	35	2	17	16	—	33	$641
Townes at Totten Mews (6)	DC	TH	40	—	3	37	—	40	$627
The Towns at 1333	VA	TH	18	—	1	17	—	18	$995
The Woods at Spring Ridge	MD	SF	21	—	4	17	—	21	$644
Solomons Choice	MD	SF	56	—	—	56	—	56	$—
Townes at Richmond Station	VA	TH	104	—	—	—	104	104	$—
Condominiums at Richmond Station	VA	MF	54	—	—	—	54	54	$—

Total			928	442	44	284	158	486

(1)	“SF” means single family home, “TH” means townhouse, “Condo” means condominium, “MF” means multi-family.
(2)	Under land option purchase contract, not owned.
(3)	3 of these units are subject to statutory affordable dwelling unit program.
(4)	Units are subject to statutory moderately priced dwelling unit program; not considered a separate community.
(5)	16 of these units are subject to statutory moderately priced dwelling unit program.
(6)	5 of these units are subject to statutory affordable dwelling unit program.
(7)	1 of these units is subject to statutory affordable dwelling unit program.
(8)	“Backlog” means we have an executed order with a buyer but the settlement did not occur prior to report date.